Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2020, with respect to the consolidated statements of operations, comprehensive income, cash flows and changes in equity of NXP Semiconductors N.V. and subsidiaries for the year ended December 31, 2019, and the related notes, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

March 21, 2022